Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS.

BY HOLDING OR ACQUIRING THIS SECURITY, EACH WARRANTHOLDER SHALL BE DEEMED TO COVENANT TO THE COMPANY AS SET FORTH IN SECTION 14(L) HEREOF.

This Second Amended and Restated Warrant amends and restates, in its entirety, that certain Common Stock Purchase Warrant issued by the Company to APSC Holdco II, L.P. on December 18, 2020, as amended by that certain Amended and Restated Common Stock Purchase Warrant, dated as of November 9, 2021, by and between the Company and APSC Holdco II, L.P. (the “A&R Warrant”), in order to (a) increase the number of shares of Common Stock for which this Warrant is exercisable and (b) extend the Expiration Time of the A&R Warrant.

SECOND AMENDED AND RESTATED WARRANT No. 1

to purchase

Shares of Common Stock

Team, Inc.

a Delaware Corporation

Original Issue Date: December 18, 2020

Issue Date: December 8, 2021

THIS SECOND AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, APSC Holdco II, L.P. or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time on or after the date hereof (the “Issue Date”) and on or prior to 5:00 p.m., New York City time, on December 8, 2028 (the “Expiration Time”), to subscribe for and purchase from Team, Inc., a Delaware corporation (the “Company”), 5,000,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as subject to adjustment hereunder, the “Shares” and each a “Share”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined below). The Exercise Price and the number of Shares to be purchased upon exercise of this Warrant are subject to adjustment as hereinafter provided.

1.	Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof provided that each member of such duly authorized committee is an independent director.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Cashless Exercise” shall have the meaning set forth in Section 3.

“Change of Control” shall have the meaning given to such term in the Term Loan Credit Agreement.

“Common Stock” means the Company’s common stock, $0.30 par value per share.

“Company” has the meaning set forth in the Preamble.

“Corre Warrants” means those certain common stock purchase warrants, dated as of December 8, 2021, for, among other things, the purchase in the aggregate of up to 2,550,578, 1,160,918 and 1,288,504, shares of Common Stock by Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP, respectively, upon the terms and conditions set forth therein.

“Daily VWAP” means the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TISI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on the relevant trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such trading day determined, using a volume-weighted average method by a nationally recognized independent investment banking firm retained for this purpose by the Company), determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Disqualified Institutions” means (i) the Persons identified in writing on that certain list delivered by the Company to the Warrantholder on or prior to the date hereof (as such list may be updated from time to time in accordance with this paragraph as described below, the “DQ List”), (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name, and (iii) any other Affiliate of any Person described in clause (i) above that is identified from time to time in a written notice to the Warrantholder as described below; provided that (x) following the date hereof, the DQ List may be updated by the Company from time to time to the same extent the similar DQ List is updated in the Registration Rights Agreement, (y) no such update shall apply retroactively to disqualify any Person that has previously acquired a Warrant (but such Person and any of its Affiliates that are Disqualified Institutions shall be prohibited from acquiring any additional Warrants except to the extent otherwise expressly agreed to in writing by the Company), and (z) any designation of a Person as a Disqualified Institution after the date hereof that is permitted pursuant to this definition shall become effective no later than the second Business Day after written notice thereof by the Company to the Warrantholder in accordance with Section 18.

“Excluded Issuances” shall mean (i) any issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third-party financing of such transaction, (ii) any issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company or any of its subsidiaries as approved by the Board of Directors or its designee(s) other than for bona fide capital raising purposes, (iii) any issuance of shares of any equity securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, similar program or similar agreement as approved by the Board of Directors, (iv) any issuance of shares of equity securities in connection with a bona fide third-party strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is a bona fide capital raise), (v) any issuance of shares of any equity securities pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clauses (ii) or (iii) of this sentence and outstanding as of the Issue Date (including any such issuance of shares of any equity securities pursuant to this Warrant and the Corre Warrants), (vi) any issuance of shares of any equity securities or convertible securities to a third party financial institution as an “equity kicker” in connection with a bona fide, new money borrowing by the Company that is primarily a debt financing transaction and (vii) any issues of securities in a transaction described in Section 14(A), 14(B) or 14(C), subject to an aggregate limit for each of (x) all Excluded Issuances pursuant to the foregoing clauses (ii) and (iii) and (y) all Excluded Issuances pursuant to the foregoing clause (vi), not to exceed the applicable Excluded Issuance Cap (defined below); provided, that for the purposes of the foregoing clause (v), any such issuance of equity securities upon conversion of any Convertible Notes shall in no event be an “Excluded Issuance” hereunder unless the conversion or strike price in such conversion is greater than $3.50 per share. The “Excluded Issuance Cap” means (x) with respect to all Excluded Issuances pursuant to clauses (ii) and (iii) of the preceding sentence until December 8, 2023, a total number of shares not to exceed 10.0% of the Company’s fully diluted shares as of the Issue Date and (y) with respect to all Excluded

Issuances pursuant to clause (vi) of the preceding sentence, a total number of shares not to exceed 10% of the Company’s fully diluted shares as of the Issue Date; provided that, for the avoidance of doubt, this Warrant and the Corre Warrants shall be included in the calculation of the Company’s fully diluted shares outstanding as of the Issue Date for purposes of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $1.50 (as such price may be adjusted from time to time pursuant to Section 14 hereof).

“Expiration Time” has the meaning set forth in the Preamble.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property determined as follows:

(a)

if the security is listed on a U.S. national securities exchange, the Daily VWAP of the security measured over the fifteen (15) trading day period ending on and including the specified date (or, if the specified date is not a trading day, the fifteen (15) trading day period ending on the trading day immediately preceding the specified date);

(b)

if the security is not then listed on a U.S. national securities exchange, the Daily VWAP of the security measured over the fifteen (15) trading day period ending on and including the specified date (or, if the specified date is not a trading day, the fifteen (15) trading day period ending on the trading day immediately preceding the specified date), as reported on the principal over-the-counter quotation system on which such security trades; or

(c)

in all other cases, (i) as agreed upon in good faith by the Warrantholder and the Company or (ii) solely if an agreement cannot be reached pursuant to clause (i), as determined by an independent accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is retained at the sole cost and expense of the Company and the identity of which is reasonably acceptable to the Warrantholder and the Company.

“Governmental Authority” means all United States and other governmental or regulatory authorities.

“Issue Date” has the meaning set forth in the Preamble.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price, regular way, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the last quoted bid price in the over-the-counter market as reported by OTC Markets Group or similar organization. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the independent members of the Board of Directors in reliance upon an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose and reasonably acceptable to the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders excluding any Warrantholder that is an Affiliate of the Company). For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, statutory trust, series trust, other organization, whether or not a legal entity, Governmental Authority or other entity.

“Per Share Fair Market Value” has the meaning set forth in Section 14(B).

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of December 8, 2021, among the Company, APSC Holdco II, L.P., Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP, as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Share” or “Shares” has the meaning set forth in the Preamble.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of December 18, 2020, by and among the Company, the financial institutions from time to time party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent, as the same may be amended, restated or modified from time to time.

“trading day” means (A) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock or (B) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day.

“Transfer Agent” has the meaning set forth in Section 4(A)(i).

“Warrantholder” has the meaning set forth in the Preamble.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Share Delivery Date” has the meaning set forth in Section 4(A)(i).

2.

Number of Shares; Exercise Price. The Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, 5,000,000 fully paid and nonassessable Shares, at a purchase price per Share equal to the Exercise Price. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.	Exercise of Warrant; Term; Limitations.

(A)

The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the Issue Date but in no event later than the Expiration Time, by (A) the delivery of the Notice of Exercise attached hereto as Exhibit A (including by specifying the manner in which the Exercise Price is to be paid), duly completed and executed on behalf of the Warrantholder, by hand delivery, e-mail or facsimile, at the principal executive office of the Company located at 13131 Dairy Ashford Road, Suite 600, Sugar Land, Texas 77478, e-mail: butch.bouchard@teaminc.com (or such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder (i) by tendering in cash, either by certified or cashier’s check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, at the election of the Warrantholder, (ii) by means of a Cashless Exercise as set forth in the paragraph below, or (iii) by a combination of the foregoing.

(B)

The Warrantholder may, in its sole discretion and in lieu of payment of the Exercise Price, elect to exercise all or any part of this Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company a Notice of Exercise selecting a Cashless Exercise, as a result of which the Warrantholder shall be entitled to receive a number of shares of Common Stock calculated using the following formula:

X = Y * (A - B)

    A

where: X = the number of shares of Common Stock to be issued to the Warrantholder

Y = the number of shares of Common Stock with respect to which the Warrant is being exercised

A = the Market Price of the Common Stock on the last trading day preceding the date of exercise of this Warrant

B = the then-current Exercise Price of the Warrant

(C)

Notwithstanding anything in this Warrant to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company in order to exercise all or a portion of this Warrant; provided, however, that if the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder shall promptly following such partial exercise surrender this Warrant to the Company and shall be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant was so exercised. When the Warrantholder has purchased all of the Shares available hereunder and this Warrant has been exercised in full, the Warrantholder shall surrender this Warrant to the Company for cancellation within three business days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Shares purchased and the date of such purchases. The Company shall inform the Warrantholder if a Notice of Exercise has not been duly completed within one business day of receipt of such notice, but shall not refuse or object to the issuance of the Shares upon receipt of, and pursuant to, a duly completed Notice of Exercise. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(D)

Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(E)

Warrantholders’ Exercise Limitations. The Company shall not effect any exercise of this Warrant, and no Warrantholder shall have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Warrantholders (collectively, and together with the Warrantholders’ respective Affiliates, and any other Persons acting as a group together with the Warrantholders or any of the Warrantholders’ Affiliates), would, when aggregated with all other shares of Common Stock beneficially owned by the Warrantholders (collectively) at such time, beneficially own shares of Common Stock, in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholders and their respective Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Warrantholders or any of their respective Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholders or any of their respective Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(E), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Warrantholders that the Company is not representing to any Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholders are solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(E) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholders together with any of their respective Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholders, and the submission of a Notice of Exercise shall be deemed to be the applicable Warrantholder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholders together with any of their respective Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership

Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 3(E), in determining the number of outstanding shares of Common Stock, the Warrantholders may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). Upon the written or oral request of a Warrantholder, the Company shall, within two (2) trading days, confirm orally and in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholders or their respective Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. If the Company receives a Notice of Exercise from the Warrantholder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Warrantholder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Warrantholder’s beneficial ownership, as determined pursuant to this Section 3(E), to exceed the Beneficial Ownership Limitation, the Warrantholder must notify the Company of a reduced number of Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Warrantholder any exercise price paid by the Warrantholder for the Reduction Shares. As used in this Warrant, “Beneficial Ownership Limitation” means 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant; provided, that, notwithstanding the foregoing, the Warrantholders shall have the right to increase or decrease the Beneficial Ownership Limitation to any other number, with any increase to be effective only upon the Warrantholders providing the Company with prior written notice of such increase, which shall be effective sixty-one (61) days after delivery of such notice to the Company. The provisions of this Section 3(E) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(E) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4.	Mechanics of Exercise; Issuance of Shares; Representations, Warranties and Covenants of the Company; Listing.

(A) Mechanics of Exercise.

(i)

Delivery of Certificates and/or Book-Entry Shares Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Warrantholder by, at the Warrantholder’s request (A) crediting the account of the Warrantholder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system, (B) physical delivery to the address specified by the Warrantholder in the Notice of Exercise or (C) by entry on the books of the Company (or the Transfer Agent, if any), in each case by the date that is two trading days after the later of (1) payment of the Exercise Price as set forth above or (2) the date of a Cashless Exercise, if applicable (such later date, the “Warrant Share Delivery Date”). The applicable Shares shall be deemed to have been issued, and the Warrantholder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the applicable exercise date or the date that is two trading days following the date of a Cashless Exercise, as applicable. Notwithstanding the foregoing, the Company shall not be required to deliver shares through the system of The Depositary Trust Company if it determines that pursuant to Section 9 a legend is required to be included on the Shares being delivered.

(ii)

Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Warrantholder a certificate or the certificates representing the Shares pursuant to Section 4(A)(i) by the Warrant Share Delivery Date (other than as a result of any action or inaction of the Warrantholder’s prime broker), then the Warrantholder shall have the right to rescind such exercise. Any rescission by the Warrantholder pursuant to this Section 4(A)(ii) shall not affect any other remedies available to the Warrantholder under applicable law or equity as a result of the Company’s failure to timely deliver the Shares.

(iii)	Closing of Books. The Company shall not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(B)

Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with an underwritten public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Warrantholder (set forth in the applicable Notice of Exercise), be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(C)

Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Shares subject hereto, and if the Market Price of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 4(A) (even if not surrendered) immediately prior to the Expiration Time. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 4(C), the Company agrees to promptly notify the Warrantholder of the number of Shares, if any, the Warrantholder is to receive by reason of such automatic exercise.

(D)	Representations, Warranties and Covenants of the Company. The Company hereby represents, covenants and agrees, as applicable:

(i)

The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as currently proposed to be conducted, to issue and enter into this Warrant and to carry out the transactions contemplated thereby, and (C) except where the failure to do so, individually or in the aggregate, has not had, and could not be reasonably expected to have, a material adverse effect on the business, assets, financial condition or operations of the Company, is qualified to do business and, where applicable is in good standing, in every jurisdiction where such qualification is required.

(ii)

This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. This Warrant constitutes, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(iii)

The execution, delivery and performance by the Company of this Warrant and any Warrant issued in substitution for or replacement of this Warrant does not and will not (A) violate any material provision of applicable law or the organizational documents of the Company, (B) conflict with, result in a breach of, or constitute (with the giving of any notice, the passage of time, or both) a default under any material agreement of the Company or (C) result in or require the creation or imposition of any lien upon any assets of the Company.

(iv)

The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights represented by this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant. The Company shall take all such action as may be necessary or appropriate to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation or any preemptive or similar rights of any equity holder of the Company. The Company shall (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance.

(v)

The Company covenants that all Shares which may be issued upon the exercise of the purchase rights represented by this Warrant shall, upon exercise of the purchase rights represented by this Warrant and payment for such Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).

(vi)

Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company shall (A) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, (C) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant, and (D) use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. Notwithstanding the foregoing, nothing in this paragraph shall prevent the Company from repurchasing or otherwise buying back shares of its Common Stock.

(vii)

Before taking any action which would result in an adjustment in the number of Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

(viii)

The number of shares of Common Stock outstanding on a fully diluted basis (including all options, warrants and securities convertible into or exchangeable for shares of Common Stock other than the Company’s outstanding convertible notes due 2023 (as amended or modified from time to time, the “Convertible Notes”) as of the Issue Date is 41,214,714).

(ix)

Neither the Company nor any of its subsidiaries is (or expect to become in the foreseeable future) a United States real property holding corporation (“USRPHC”) within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

Notwithstanding the foregoing, the representations in Section 4(D)(viii) and (ix) shall be made only as of the Issue Date.

5.

No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a Share that the Warrantholder would otherwise be entitled to purchase upon such exercise, the Company shall, at the Company’s election, either (A) pay to such Warrantholder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (1) such fraction multiplied by (2) the Market Price of one Share on the exercise date or the date of Cashless Exercise, as applicable, or (B) round up to the next whole share.

6.

No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.

Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue, stamp, transfer or other tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The parties agree to report a Cashless Exercise as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes.

8.

Representations and Warranties of the Warrantholder. The Warrantholder acknowledges that the Warrant and the Shares issuable upon exercise have not been registered under the Securities Act or under any state securities laws. The Warrantholder expressly warrants that it (i) is acquiring the Warrant (and any Shares issuable upon exercise) pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute the Warrant (or any Shares issuable upon exercise) to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Warrant (or any Shares issuable upon exercise), except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable, (iv) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company, (v) is able to bear the economic risk and at the present time is able to afford a complete loss of such investment and (vi) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

9.	Transfer/Assignment.

(A)

Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by a duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. Notwithstanding the foregoing, no transfers of this Warrant in one or more privately negotiated transactions shall be permitted to any Disqualified Institutions without consent of the Company, in its sole discretion. All expenses (other than stock transfer taxes, if any) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.

(B)

This Warrant shall not be transferrable other than in accordance with the provisions of Article V of the Registration Rights Agreement. Each permitted transferee of a Warrant shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of Article V of the Registration Rights Agreement.

(C) If and for so long as the Warrant has not been registered under the Securities Act, this Warrant Certificate shall contain a legend as set forth in the first paragraph of the legend set forth on the first page of this Warrant. A similar legend will be included on any Shares issuable upon exercise of the Warrant under similar circumstances.

10.

Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11.

Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12.

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13.

Rule 144 Information. The Company covenants that it shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

14.

Adjustments and Other Rights. Subject in each case to Section 14(K), the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 14 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 14 so as to result in duplication:

(A)

Stock Dividends, Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or otherwise make a distribution on its Common Stock payable in shares of Common Stock or any other equity or equity-equivalent securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivide (by any stock split, recapitalization or otherwise) the outstanding shares of Common Stock (or other class of the Company’s capital stock then-issuable upon exercise of this Warrant) into a greater number of shares, or (iii) combine or consolidate (including by way of reverse stock split) or reclassify the outstanding shares of Common Stock (or other class of the Company’s capital stock then-issuable upon exercise of this Warrant) into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence. Any adjustment made pursuant to this Section 14(A) shall, in the case of a dividend or distribution, become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and, in the case of a subdivision, combination or re-classification, become effective immediately after the effective date of such subdivision, combination or re-classification. In the event that any such dividend or distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(B)

Other Distributions. During such time as this Warrant is outstanding, in case the Company shall fix a record date for the making of a dividend or other distribution to any or all holders of shares of its Common Stock, by return of capital or otherwise (including, without limitation, any distribution of securities, evidences of indebtedness, assets, cash, rights, options, warrants or other property by way of dividend, spin-off, reclassification, corporate rearrangement, scheme or arrangement or similar transaction) (excluding dividends or distributions referred to in Section 14(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights, warrants or other property to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash, warrants or other property, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(C)

Adjustments Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a reclassification of Common Stock referred to in Section 14(A)), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 14(A)) in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or property with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such transaction to which the Warrantholder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Warrantholder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment shall be made with respect to the Warrantholder’s rights under this Warrant to insure that the provisions of this Section 14 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or property thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction, an immediate adjustment to the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). In determining the kind and amount of stock, securities or property receivable upon exercise of this Warrant following the consummation of such transaction, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such transaction, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant. The provisions of this Section 14(C) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

(D)	Anti-Dilution Adjustments.

(i)

If the Company (x) issues or sells any shares of Common Stock (including, for the avoidance of doubt, any shares of Common Stock issuable upon the conversion, exchange or other extinguishment of the Convertible Notes or any other equity-linked instruments) (other than Excluded Issuances), (y) issues or sells any warrants or other rights to purchase shares of Common Stock (other than Excluded Issuances) or (z) amends or otherwise modifies the conversion or strike price for any

Convertible Notes, in either case for a consideration per share or exercise, conversion or strike price (as applicable) (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

(ii)

Immediately upon each and any adjustment of the Exercise Price pursuant to either clause (x) or clause (y) of the foregoing Section 14(D)(i), the number of Shares issuable upon exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of shares equal to the quotient obtained by dividing (x) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Shares issuable upon exercise of this Warrant immediately prior to any such adjustment by (y) the New Issuance Price.

(iii)

If, at any time prior to August 3, 2023, the Company (x) issues or sells any shares of Common Stock (including, for the avoidance of doubt, any shares of Common Stock issuable upon the conversion, exchange or other extinguishment of the Convertible Notes or any other equity-linked instruments) (other than Excluded Issuances) or (y) issues or sells any warrants or other rights to purchase shares of Common Stock (other than Excluded Issuances), in either case for a consideration per share or exercise price (as applicable) less than $3.50, then the number of Shares acquirable upon exercise of this Warrant shall be automatically increased in a proportionate manner, such that the aggregate number of Shares acquirable under this Warrant immediately after such issuance or sale equals the same proportion of the Company’s outstanding Common Stock on a fully diluted basis as the aggregate number of Shares acquirable upon exercise of this Warrant immediately before such issuance or sale.

(E)

Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(F)

Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 14 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G)	Notice to the Warrantholder.

(i)

Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 14, the Company shall promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant, and prepare a certificate setting forth such adjustment, including (A) a statement of the adjusted Exercise Price and adjusted number or type of Shares or other securities or property issuable upon exercise of this Warrant (as applicable) and (B) in the case of adjustment pursuant to Section 14(B), a statement of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock, and setting forth a brief statement of the facts requiring such adjustment and certifying the calculation thereof. The Company shall deliver a copy of each such certificate to the Warrantholder as promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten business days thereafter.

(ii)

Notice to Allow Exercise by the Warrantholder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special or nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock or rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights of the Company, (D) the Company enters into or becomes bound by an agreement in connection with a Change of Control or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Warrantholder at the address appearing in the Company’s records, at least 10 business days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such Change of Control is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such Change of Control; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Warrantholder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Except as otherwise prohibited by applicable laws, to the extent that any notice provided pursuant to this Section 14(G)(ii) contains material, non-public information regarding the Company, the Company shall disclose such information regarding the Company in a Current Report on Form 8-K and file such Current Report on Form 8-K with the SEC no later than the business day following the date such notice is delivered to the Warrantholder.

(H)

Cash Transaction Exercise. In the event of a Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control, if this Warrant has not previously been exercised in full on an exercise date occurring before the third (3rd) business day prior to the consummation of such Change of Control, any unexercised portion of this Warrant shall be deemed exercised in full, without the delivery of a Notice of Exercise, effective immediately prior to the consummation of such Change of Control and the Warrantholder shall be entitled to receive cash in an amount equal to the amount of cash payable in such Change of Control in respect of a number of shares of Common Stock equal to the number of Shares that would be deliverable upon a Cashless Exercise of this Warrant in full immediately prior to consummation of such Change of Control pursuant to this Section 14(H) of the unexercised portion of this Warrant, where the applicable Market Price of a share of Common Stock in such an exercise is deemed for these purposes to be the cash payable in respect of a share of Common Stock in such Change of Control; provided, that, for the avoidance of doubt, if the cash payable in respect of a share of Common Stock in such Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control is less than the then-applicable Exercise Price, then upon consummation of such Change of Control the unexercised portion of this Warrant shall be cancelled for no consideration.

(I)

Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 14, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J)

Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 14, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 14.

(K)

Adjustment Rules. Any adjustments pursuant to this Section 14 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(L)

Withholding. The Warrantholder shall, as laid out in this Section 14(L), indemnify the Company for any liability for withholding tax on any constructive dividends for tax purposes resulting from an adjustment described in this Section 14. Promptly following the Warrantholder’s receipt of the notice described in Section 14(G)(i), the Warrantholder shall remit to the Company either (i) the full amount of such liability for withholding taxes or (ii) to the extent the Warrantholder is legally entitled to do so, (a) tax forms or other evidence reasonably satisfactory to the Company that an exemption from, or a reduced amount of, withholding shall apply to any dividend resulting from the applicable adjustment and (b) the payment of any reduced amount of liability for withholding tax pursuant to such tax forms or other evidence. The Company and the Warrantholder shall cooperate in good faith in determining the amount of withholding taxes, if any, that would be payable by the Company as a result of such adjustment and preparing any Internal Revenue Service Form 8937 (or similar tax form) related to such adjustment. For the avoidance of doubt, if there is more than one permissible method to determine the amount of the constructive dividend for tax purposes, parties will select the method that results in the lowest constructive dividend amount. The Warrantholder shall remit to the Company the amount of such withholding taxes, if any.

Notwithstanding anything to the contrary in this Section 14, the adjustments to the Exercise Price described in this Section 14 shall not be effective until the Warrantholder has complied with its obligations pursuant to the preceding sentence. This Section 14(L) shall survive the Exercise, lapse, transfer, or termination of this Warrant.

15.

Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (i) to submit to the exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (ii) that exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (iii) that notice may be served upon such party at the address and in the manner set forth for such party in Section 18. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.

Binding Effect. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors and permitted assigns. The provisions of this Warrant are intended to be for the benefit of the Warrantholder from time to time of this Warrant and shall be enforceable by the Warrantholder or holder of Shares.

17.

Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Warrantholder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.

Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.

Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause of notification that such notice or communication is available and identifying the website address therefor.

All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to it at:

Team, Inc.

13131 Dairy Ashford Road

Suite 600

Sugar Land, Texas 77478

Attn: André C. Bouchard

E-mail: Butch.Bouchard@TeamInc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Matthew R. Pacey and Mary Kogut

Email: Matt.Pacey@kirkland.com, Mary.Kogut@kirkland.com

If to the Warrantholder, to it at,

Iron Park Capital Partners

527 Madison Avenue

25th Floor

New York, NY 10022

Attention: Viral Naik

Email: viral.naik@ironparkcap.com

and

alterDomus (Cortland)

225 W. Washington St.

9th Floor

Chicago, IL, 60606

Attention: Mike Kumor

Email: mike.kumor@alterdomus.com

19.

Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Shares, and no enumeration herein of the rights or privileges of the Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

20.

Remedies. The Warrantholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

21.

Severability. Any provision of this Warrant held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

22.

Entire Agreement. This Warrant and the forms attached hereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has executed this Warrant as of the Issue Date.

COMPANY:
TEAM, INC.

By
Name:
Title:

[Signature Page to Second A&R Warrant]

WARRANTHOLDER:
APSC HOLDCO II, L.P.

By
Name:
Title:

[Signature Page to Second A&R Warrant]

Exhibit A

Date: _________

NOTICE OF EXERCISE

TO: Team, Inc.

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 2 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock by means of the manner specified below. In the event that the undersigned desires to use a combination of such methods, such intent should be described in detail below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock: ____________________

Aggregate Exercise Price: ___________________________

Cash Payment: ☐ ___________________________

Cashless Exercise: ☐ ___________________________

Conditional Exercise: ☐ ___________________________

Method of Delivery:

☐ Book Entry

☐ Certificated

☐ Electronic

If to Prime Broker please provide Prime Broker account information:

Warrantholder
By
Name:
Title:

[Form of Notice of Exercise]